SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM 8-K

                       CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                            October 15, 1998

                      OHSL FINANCIAL CORP.
       (Exact name of Registrant as specified in its Charter)
Delaware                      0-20886            31-1362390
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)     Identification Number)

5889 Bridgetown Road, Cincinnati, Ohio               45348-3199
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (513) 574-3322

                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On October 15, 1998, the Registrant issued a press release announcing earnings for the three and nine month periods ended
September 30, 1998.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press release of OHSL Financial Corp., dated October 15,
1998.
                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      OHSL FINANCIAL CORP.



Date: October 20, 1998                By:/s/ Kenneth L. Hanauer
                                         Kenneth L. Hanauer
                                         President and Chief
                                          Executive Officer
                            Exhibit 99.1

   OHSL Financial Announces Third Quarter Earnings

     CINCINNATI--Oct. 15, 1998--OHSL Financial Corp.
(Nasdaq:OHSL), the parent company of Oak Hills Savings and Loan
Company F.A., today announced earnings for the three and nine month periods ended Sept. 30, 1998.

     Net income for the three months ended Sept. 30, 1998 totaled $528,000, an increase of $27,000 or 5.4 percent over the same period in 1997. Net interest income for the three months ended Sept. 30, 1998 totaled $1,857,000, an increase of $70,000 or 3.9 percent over the net interest income for the same period in 1997.

     Net income for the nine months ended Sept. 30, 1998 totaled $1,637,000, an increase of $95,000 or 6.2 percent over the same period in 1997. Net interest income for the nine months ended Sept. 30, 1998 totaled $5,596,000, an increase of $172,000 or 3.2 percent over the net interest income for the same period in 1997. Non-interest income totaled $536,000 for the nine months ended Sept. 30, 1998 compared to $280,000 for the same period in 1997, an increase of $256,000. Sales of mortgage loans in the secondary market accounted for approximately 73 percent of the increase in non-interest income.

     Earnings per share for the three months ended Sept. 30, 1998 totaled 21 cents, an increase of 1 cent or 5.0 percent over the earnings per share of 20 cents reported for the same period in 1997.

     Earnings per share for the nine months ended Sept. 30, 1998 totaled 66 cents, an increase of 4 cents or 6.5 percent over the earnings per share of 62 cents reported for the nine months ended
Sept. 30, 1997.

     Kenneth L. Hanauer, president and chief executive officer of OHSL Financial commented, "The low interest rate environment which has existed throughout 1998, combined with a very flat yield curve, has presented our industry with some serious challenges. Customer demand for fixed-rate mortgage products requires us to offer our loans at rates which are lower than we have seen in twenty years. In order to prudently manage our interest rate risk, it is essential that we sell these loans in the secondary market, so that the company's net interest income is not penalized in the event of an upturn in interest rates. In the current market, however, this presents us with few reinvestment opportunities, resulting in lower overall yields on our interest -earning assets. In addition, in order to meet local and regional competition, it has been difficult to lower deposit rates in order to compensate for the lower yield on assets discussed previously. Despite these strong challenges, however, our net interest income and our net income remain healthy. We continue to produce income numbers which exceed 1997, and 1997 was a record year for OHSL.
In addition, our asset size at Sept. 30, 1998 is at an all-time high and we are poised to add a new location in Sayler Park within the next 30 days. We continue to believe that a strong market exists for the products and services of a community-based financial institution, and we believe that we can profitably meet the needs of this market as well as the requirements of our shareholders."

     OHSL's subsidiary, Oak Hills Savings and Loan Company F.A., offers traditional community bank type services to its individual and business customers through its five offices located in western Hamilton County, Ohio, as well as mutual fund and annuity products through its affiliation with Cox Financial.

                       OHSL Financial Corp.
                           (unaudited)


                                Three months ended Sept. 30:

CONSOLIDATED RESULTS OF OPERATIONS        1998         1997
                                          (000)        (000)

Interest income                           4676         4506
Interest expense                          2819         2719
  Net interest income                     1857         1787
Provision for loan losses                    9           10
  Net interest income after provision     1848         1777
Noninterest income                         177           95
Noninterest expense                       1185         1117
  Net income before tax provision          840          755
Provision for income taxes                 312          254
  Net income                               528          501

EARNINGS PER SHARE                      $ 0.21        $ 0.20

DIVIDENDS PER SHARE                     $0.125        $ 0.11

BOOK VALUE PER SHARE (END OF PERIOD)    $11.12        $10.71


                                  Nine months ended Sept. 30:

CONSOLIDATED RESULTS OF OPERATIONS        1998         1997
                                          (000)        (000)

Interest income                          13997        13165
Interest expense                          8401         7741
  Net interest income                     5596         5424
Provision for loan losses                   26           32
  Net interest income after provision     5570         5392
Noninterest income                         536          280
Noninterest expense                       3493         3331
  Net income before tax provision         2613         2341
Provision for income taxes                 976          799
  Net income                              1637         1542

EARNINGS PER SHARE                      $ 0.66        $ 0.62

DIVIDENDS PER SHARE                     $ 0.36        $ 0.33

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                         Sept. 30         Dec. 31
                                         1998             1997
                                         (000)            (000)

Cash and cash equivalents                10796            16224
Investments - held to maturity           56412            33854
Investments - available for sale          9800            10774
Loans receivable                        168389           171768
Other assets                              6999             6285
                                        ______           ______
Total assets                            252396           238905
                                        ______           ______
                                        ______           ______

Deposits                                186532           184690
Advances from Federal Home Loan Bank     36708            26570
Other liabilities                         1984             1613
                                        ______           ______
Total liabilities                       225224           212873

Stockholders' equity                     27172            26032
                                        ______           ______

Total liabilities and equity            252396           238905
                                        ______           ______
                                        ______           ______


     CONTACT:  OHSL Financial Corp., Cincinnati
               Patrick J. Condren, 513/574-3322